Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Tupperware Brands Corporation, a Delaware corporation, (the “Corporation”), hereby constitutes and appoints Thomas M. Roehlk, true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the S-8 Registration Statements for its Tupperware Brands Corporation 2006 Incentive Plan and its amended Tupperware Brands Corporation Director Stock Plan, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal this 23rd day of August 2006.

/s/ Catherine A. Bertini

/s/ Rita Bornstein

/s/ Kriss Cloninger III

/s/ E. V. Goings

/s/ Clifford J. Grum

/s/ Joe R. Lee

/s/ Bob Marbut

/s/ Angel R. Martinez

/s/ Robert J. Murray

/s/ David R. Parker

/s/ Joyce M. Roché

/s/ J. Patrick Spainhour

/s/ M. Anne Szostak